Exhibit 1.1

PUBLIC STORAGE

2.370% Senior Notes due 2022

3.094% Senior Notes due 2027

UNDERWRITING AGREEMENT

September 13, 2017

September 13, 2017

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Public Storage (the “Company”), a Maryland real estate investment trust (“REIT”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture (the “Base Indenture”) and the first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) specified in Schedule I hereto between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms. Certain terms used in this Agreement are defined in Section 1(jj).

1. Representations and Warranties. The Company represents, warrants and covenants to the Underwriters as set forth below.

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) (i) a registration statement, registration number 333-211758, on Form S-3, including the related prospectus included in the Registration Statement and (ii) Post-Effective Amendment No. 1 to the Registration Statement, including the related prospectus included in the Post-Effective Amendment No. 1, for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale of, inter alia, the Securities. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rules 415 and 424 under the Securities Act. The Company has included or will include in such Registration Statement, as amended at the Execution Time, and in the Prospectus Supplement all information required by the Securities Act and the rules thereunder to be included therein with respect to the Securities and the offering thereof. As filed, such Registration Statement, as so amended, and form of final prospectus contained in the Registration Statement and Prospectus Supplement, contains or will contain all required information with respect to the Securities and the offering thereof and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the date hereof or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised the Managers, prior to the Execution Time, will be included or made therein.

(b) At the respective times the Registration Statement and each amendment thereto became effective, at each deemed effective date pursuant to Rule 430B and on the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules thereunder and did not contain and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date complied and will comply in all material respects with the requirements of the Securities Act and the rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (A) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c) As of the Applicable Time (as defined below), the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the General Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Managers specifically for inclusion therein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:20 p.m. (Eastern time) on September 13, 2017 or such other time as agreed by the Company and the Managers.

“Statutory Prospectus” means the prospectus relating to the Securities contained in the Registration Statement at the Effective Date, including any document incorporated by reference therein and any Preliminary Prospectus.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “roadshow that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained by the Company’s records pursuant to Rule 433(g) of the Securities Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

(d) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Managers, did not, does not and will not include any information that conflicted, conflicts or will conflict with any information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(e) (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of

Rule 163 of the Securities Act and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 of the Securities Act “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act, including the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Securities Act.

(f) The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are, to the knowledge of the Company, pending before or threatened by the Commission.

(g) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder and, when read together with the other information in the General Disclosure Package, at the Applicable Time, and with the Prospectus, at the date of the Prospectus, on the Closing Date did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances, under which they were made, not misleading.

(h) The only significant subsidiaries of the Company are the subsidiaries listed on Annex A hereto (the “Subsidiaries”). Each of the Company, the Subsidiaries, and the partnerships listed on Annex B hereto (the “Partnerships”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease and occupy its properties and conduct its business as described in the Prospectus, and is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, assets or financial condition of the Company (a “Material Adverse Effect”). All of the outstanding shares of capital stock or equity interests, as applicable, of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through another Subsidiary, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance. All of the Company’s ownership interests in the Partnerships are owned free and clear of any security interest, claim, lien or other encumbrance. The Company owns as of the date hereof 100% of the issued and outstanding partnership units in PSA Institutional Partners, L.P.

(i) The Company, each of the Subsidiaries and each Partnership have all requisite power and authority, and all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership; and the Company, each of the Subsidiaries and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(j) The Company, each Subsidiary and each Partnership have good and marketable title to their properties, free and clear of all material liens, charges and encumbrances and equities of record, except as set forth or reflected in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) The Company, each Subsidiary and each Partnership maintains adequate insurance for the conduct of their respective business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(l) The Company, either directly or through the Subsidiaries or Partnerships, owns or licenses or otherwise has the right to use all patents, trademarks, trade names and trade secrets material to the Company’s business as described in the Prospectus; other than routine proceedings which if adversely determined would not materially affect the business (as described in the Prospectus) of the Company, the Subsidiaries and the Partnerships taken as a whole, no claims have been asserted by any person with respect to the use of any such patents, trademarks, trade names or trade secrets or challenging or questioning the validity or effectiveness of any such patents, trademarks, trade names or trade secrets; to the best knowledge of the Company, the use, in connection with the business and operations of the Company, the Subsidiaries and the Partnerships, of such patents, trademarks and trade names does not infringe on the rights of any person.

(m) There is no pending or, to the best knowledge of the Company, after due inquiry, threatened, action, suit or proceeding before any court, governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships or any of their respective officers or any of their respective properties, assets or rights of a character required to be disclosed in the Registration Statement or Prospectus which is not adequately disclosed in the Preliminary Prospectus and the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

(n) The Company has full corporate power and authority to enter into and perform its obligations under this Agreement, the Indenture and the Securities and to issue, sell and deliver the Securities; and this Agreement, the Indenture and the Securities have been duly authorized; and this Agreement and the Base Indenture have been, and the Supplemental Indenture and the Securities as of the Closing Date, will have been, duly executed and delivered by the Company. On the Closing Date, the Indenture will have been duly qualified under the Trust Indenture Act and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether a proceeding is considered at law or in equity).

(o) No consent, approval, authorization or order of any court or governmental agency, authority or body is required (and has not been received) for the execution by the Company of this Agreement, the Indenture or the Securities, the performance by the Company of its obligations hereunder or thereunder or the consummation by the Company of the transactions contemplated herein or therein, including the issuance and sale of the Securities, except such as are required under the state securities or the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters. Neither the Company nor any of its affiliates is presently doing any business with the government of Cuba or with any person or affiliate located in Cuba.

(p) Neither the Company nor any of the Subsidiaries is in violation of, in conflict with, in breach of or in default under (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default under) its charter or by-laws, and none of the Partnerships is in violation of its respective partnership agreement (and none of them know of an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a violation), and neither the Company, any Subsidiary nor any Partnership is in default in the performance of any obligation, agreement or condition contained in any loan, note or other evidence of indebtedness or in any indenture, mortgage, deed of trust or any other material agreement by which it or its properties are bound, except for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(q) Neither the Company, any of the Subsidiaries nor any of the Partnerships has violated any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor has the Company, any of the Subsidiaries nor any of the Partnerships violated any Federal, state or local law relating to discrimination in the hiring, promotion, pay or terms or conditions of employment of employees nor any applicable wage or hour laws, nor has the Company or any of the Partnerships engaged in any unfair labor practice, which in each case could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(r) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities, including the issuance and sale of the Securities, will not conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or any of the Subsidiaries or the partnership agreement of any of the Partnerships or the terms of any indenture or other agreement or instrument to which the Company, any of the Subsidiaries or any of the Partnerships is a party or is bound or any judgment, order or decree applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

(s) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “pension plan” (as defined in ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations (except for such failure to so comply that would not have, singularly or in the aggregate with all other such failures to comply, a Material Adverse Effect), and has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(t) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(u) The Company is qualified, has been qualified since January 1, 1981, has been operating, since the beginning of the current fiscal year, in a manner that would continue to permit it to be qualified, and intends to operate so as to continue to be qualified, (i) as a REIT under Section 856 et seq. of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) to be taxed on its “real estate investment trust income” pursuant to Section 857 of the Code.

(v) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Managers is, or will be, when made, inaccurate, untrue or incorrect in any material respect.

(w) To the best of the Company’s knowledge, the firm of accountants that have certified or shall certify the applicable financial statements and supporting schedules filed or to be filed with the Commission as part of (or incorporated by reference in) the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company and any other applicable entity, as required by the Securities Act. The financial statements, together with related schedules and notes, incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Securities Act. Such financial statements fairly present the consolidated financial position of the Company, the Subsidiaries and the Partnerships at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, and have been prepared in accordance with generally accepted accounting principles (“GAAP”), except as otherwise expressly stated therein, as consistently applied throughout such periods. The other financial and statistical information and data included in the General Disclosure Package, the Prospectus and in the Registration Statement are, in all material respects, accurately presented and prepared on a basis consistent with applicable financial statements and the books and records of the Company, the Subsidiaries and the Partnerships or, with respect to information and data relating to persons other than the Company, the Subsidiaries and the Partnerships, other information available to the Company. The interactive data in eXtensible Business Reporting Language (“XBRL”) included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the General Disclosure Package and the Prospectus (or any amendment or supplement thereto), neither the Company, any of the Subsidiaries nor any of the Partnerships has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, the Subsidiaries and the Partnerships taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, any Subsidiary or any of the Partnerships, or any material adverse change, or any development (that relates to the Company, the Subsidiaries and the Partnerships or to any of its respective properties or assets) which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company, the Subsidiaries and the Partnerships taken as a whole.

(y) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus, the General Disclosure Package or other materials, if any, permitted by the Securities Act.

(z) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that in all material respects (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(aa) To the Company’s knowledge, neither the Company, any of its Subsidiaries nor any of the Partnerships nor any employee or agent of the Company, any Subsidiary or any Partnership has made any payment of funds of the Company, any Partnership or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(bb) The Company, each of the Subsidiaries and each of the Partnerships have filed all tax returns required to be filed (except to the extent extensions have been timely filed related thereto), which returns are complete and correct in all material respects, and neither the Company, any Partnership nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

(cc) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(dd) To the best of the Company’s knowledge, no labor disturbance by the employees of the Company, the Subsidiaries or the Partnerships exists or is imminent that would, individually or in the aggregate, have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company’s employees and, to the best of the Company’s knowledge, no such agreement is imminent.

(ee) The Company has been advised concerning the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act and such rules and regulations.

(ff) Neither the Company nor any of its subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

(gg) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, trustee, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anticorruption laws; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, trustee, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or other relevant sanctions authority (collectively, “Sanctions”)); or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(jj) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term “the Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or is deemed to have become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Preliminary Prospectus” shall mean any preliminary prospectus or preliminary prospectus supplement relating to the Securities, in each case filed pursuant to Rule 424(b). “Prospectus” shall mean the final prospectus in the form first furnished to the Underwriters for use in connection with the offering of Securities and any Preliminary Prospectus that forms a part thereof and any Prospectus Supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time. “Registration Statement” shall mean the Registration Statement and Post-Effective Amendment No. 1 to the Registration Statement referred to in paragraph (a) above, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act and all exhibits and financial statements thereto, as amended at the Execution Time and, in the event any amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. “Rule 424” refers to such rule under the Securities Act. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein either pursuant to the terms of the Registration Statement or pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be (collectively, the “Incorporated Documents”); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(kk) Neither the Company nor any of its officers, directors, or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of the Securities Act.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

3. Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been entered into as in your judgment is advisable and initially to offer the Securities upon the terms set forth in the Prospectus.

4. Payment and Delivery.

(a) Payment for the Underwriters’ Securities shall be made to the Company in federal (same day) or other funds immediately available by wire transfer to an account at a bank specified in writing to the Underwriters by the Company on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be agreed upon by you and the Company. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b) Payment for the Securities shall be made against delivery to you on the Closing Date and at the closing location set forth in Schedule I hereto for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

(c) Delivery of Securities. The Company shall make one or more global certificates (collectively, the “Global Securities”) representing the Securities available for inspection by the Underwriters on the business day prior to the Closing Date and, on or prior to the Closing Date, the Company shall deliver the Global Securities to The Depository Trust Company (“DTC”) or to the Trustee, acting as custodian for DTC, as applicable. Delivery of the Securities to the Managers on the Closing Date shall be made through the facilities of DTC unless the Underwriters shall otherwise instruct.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any public announcement have been made of any surveillance or review or placement on a so-called “watch list,” with possible negative implications, in the rating accorded the Company or any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(d) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e) The Underwriters shall have received on the Closing Date an opinion of Lily Y. Hughes, Senior Vice President, Chief Legal Officer and Corporate Secretary for the Company, dated the Closing Date, to the effect that:

(i) Each of the Subsidiaries and the Partnerships has been duly organized and is validly existing in good standing under the laws of the jurisdiction in which it is organized; each of the Subsidiaries and the Partnerships has full power and authority to own or lease and occupy its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and each of the Company and the Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction which requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) To such counsel’s knowledge, after due inquiry, all of the Company’s ownership interests in the Partnerships are owned free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances.

(iii) To the best of such counsel’s knowledge, after due inquiry, (A) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or arbitrator involving the Company, any of the Subsidiaries or any of the Partnerships of a character required to be disclosed in the Registration Statement, the General Disclosure Package and Prospectus which is not adequately disclosed, (B) there is no franchise, contract or other document of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus, or to be filed as an exhibit, which is not described or filed as required and (C) the statements (other than the financial information contained therein, as to which such counsel need express no opinion) in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, under Part I, Item 2—“Management Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Requirement to Pay Distributions” and in the Company’s definitive proxy statement filed in connection with the Company’s 2017 annual meeting of shareholders under the captions “Additional Information about our Trustees and Executive Officers,” and “Corporate Governance and Board Matters—Trustee Independence” fairly summarize the matters therein described in all material respects.

(iv) The Registration Statement and the Prospectus and any amendment or supplement thereto comply as to form in all material respects with the requirements for the use of Form S-3 and the rules and regulations thereunder, and the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements, other financial information and the Statement of Eligibility on Form T-1 contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and each of the Incorporated Documents, at the time they were filed with the Commission (or, if any amendment was filed with respect to any document, when such amendment was filed), complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder (other than the financial statements, other financial information and the Statement of Eligibility on Form T-1 contained therein, as to which such counsel need express no opinion).

(v) No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the execution by the Company of this Agreement, the Indenture or the Securities, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated therein, including the issuance and sale of the Securities, except such as have been obtained under the Securities Act and the Exchange Act and such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution by the Underwriters of the Securities.

(vi) To the best of such counsel’s knowledge, after due inquiry, the Company, each Subsidiary and each Partnership have all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted and as described in the Prospectus; and, to the best of such counsel’s knowledge, after due inquiry, (i) all such authorizations, approvals, licenses, certificates and permits are in full force and effect, except where the failure to have or to be in full force and effect would not have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be, and (ii) the Company, each Subsidiary and each Partnership are complying with all applicable laws, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(vii) Any required filing of the Preliminary Prospectus or the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 of the Securities Act has been made in the manner and within the time period required by Rule 433(d) of the Securities Act; and to the best of such counsel’s knowledge, (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for that purpose have been instituted or threatened.

(viii) To the best of such counsel’s knowledge, after due inquiry, neither the Company, any of the Subsidiaries nor any of the Partnerships is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, any of the Subsidiaries or any of the Partnerships or of any decree of any court or governmental agency or body having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships, the violation of which could have a Material Adverse Effect on the Company, such Subsidiary or such Partnership, as the case may be.

(ix) The statements in the Registration Statement, the General Disclosure Package and the Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate, and present fairly the information required to be shown, in all material respects.

(x) The Company, the Subsidiaries and the Partnerships own or have the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the General Disclosure Package and the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and, other than routine proceedings which if adversely determined would not materially affect the business of the Company, the Subsidiaries and the Partnerships taken as a whole as described in the General Disclosure Package and the Prospectus, to the best of such counsel’s knowledge, there is no claim to the contrary or any challenge by any other person to the rights of the Company, the Subsidiaries and the Partnerships with respect to the foregoing.

(xi) Except as described in the General Disclosure Package and the Prospectus, to the best of such counsel’s knowledge, after due inquiry, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Securities or the right to have any securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any securities of the Company.

(xii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities, including the issuance and sale of the Securities, will not conflict with, result in a breach or violation of, or constitute a default under the articles of incorporation or bylaws or the partnership agreement of the Subsidiaries or the Partnerships or any judgment, order or decree known to me to be applicable to the Company, any of the Subsidiaries or any of the Partnerships of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, any of the Subsidiaries or any of the Partnerships.

In addition, such counsel shall state that she has participated in conferences with representatives of the Underwriters, and with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus (except to the extent expressly otherwise set forth in paragraphs (iii) and (ix) above), on the basis of the foregoing (relying as to certain factual matters on the information provided to such counsel by the Company and not on an independent investigation, but in the absence of information to the contrary), no facts have come to such counsel’s attention which leads such counsel to believe that the Registration Statement, when it became effective or was deemed to have become effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the General Disclosure Package, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel need not express any comment with respect to the financial statements, other financial data and or the Statement of Eligibility on Form T 1 included in the Registration Statement, the General Disclosure Package or the Prospectus.

(f) The Underwriters shall have received on the Closing Date an opinion of Hogan Lovells US LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

(i) The Company is validly existing as a Maryland real estate investment trust and in good standing as of the date hereof under the laws of the State of Maryland. The Company has the real estate investment trust power and authority to own, lease and occupy its current properties and to conduct its business as described in the General Disclosure Package and the Prospectus.

(ii) The statements in the Prospectus under the heading “Material U.S. Federal Income Tax Considerations,” as supplemented by the statements in the Prospectus Supplement under the heading “Additional Material U.S. Federal Income Tax Considerations,” to the extent that they describe matters of U.S. federal income tax law or U.S. federal income tax legal conclusions, are correct in all material respects.

(iii) The Company is organized and currently operates in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s proposed method of operation (as described in the Prospectus, the Prospectus Supplement, and the Management Representation Letter) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2017, and for subsequent taxable years.

(iv) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and (regardless of whether a proceeding is considered at law or in equity).

(v) The Company has the real estate investment trust power and authority to enter into and perform its obligations under this Agreement, the Indenture and the Securities and to issue, sell and deliver the Securities.

(vi) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and (regardless of whether a proceeding is considered at law or in equity), and will be entitled to the benefits of the Indenture.

(vii) The execution and delivery and consummation by the Company of the transactions contemplated by this Agreement, the Indenture and the Securities, including the issuance and sale of the Securities, will not (i) violate Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, or the declaration of trust or bylaws of the Company, (ii) constitute a violation by the Company of any provision of Applicable Federal Law or Applicable State Law or (iii) breach or constitute a default under any agreement or contract filed (or incorporated by reference) as an exhibit to the Registration Statement (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).

(viii) The information in the Prospectus Supplement under the caption “Description of Notes” and in the Prospectus under the caption “Description of Debt Securities,” to the extent that such information constitutes descriptions of certain provisions of the documents referred to therein or constitutes descriptions of matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects.

(ix) No approval or consent of, or registration or filing with, any Maryland or New York governmental agency is required to be obtained or made by the Company under Applicable State Law in connection with the execution, delivery and consummation on the date hereof by the Company of its obligations under this Agreement, the Indenture and the Securities, as applicable, including the issuance and sale of the Securities, which has not been so obtained or made.

(x) The Company is not, and immediately following the issuance and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” within the meaning of the 1940 Act.

(g) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date, with respect to the Registration Statement, the General Disclosure Package, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Managers, and such counsel shall have been provided by the Company with such documents and information as they may reasonably request to enable them to pass on such matters.

The opinion of counsel for the Company described in Section 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(i) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

Any certificate or document signed by any officer of the Company and delivered to you, as Managers, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(d) or 6(e) below, as many copies of the General Disclosure Package, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus (as defined in Rule 405 under the Securities Act and relating to the offering of the Securities) to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object (any such free writing prospectus not objected to by the Managers is hereinafter referred to as a “Permitted Free Writing Prospectus”).

(d) If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the General Disclosure Package is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the General Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the General Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the General Disclosure Package so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the General Disclosure Package is delivered to a prospective purchaser, be misleading or so that the General Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the General Disclosure Package, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(f) To cooperate with the Managers and counsel to the Underwriters in connection with the qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(g) To make generally available to the Company’s security holders as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Managers for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) reasonably incurred by you in connection herewith.

(i) The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging and any costs associated with electronic delivery) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the

Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, the Indenture and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, if any; (vi) if applicable, the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vii) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 6(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (viii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation in Section 1(c).

(j) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Managers with the authorization to release this lock-up on behalf of the Underwriters).

(k) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

(l) To use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company (but failure to so notify the Company shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement) and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed promptly to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the Managers, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus, any Preliminary Prospectus, or any Issuer Free Writing Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

(d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective aggregate principal amount of Securities set forth opposite their names in Schedule II hereto (or such principal amount of Securities increased as set forth in Section 11 hereof) and not joint.

(f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(g) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(b) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(b) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent such indemnifying party considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9. Termination. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date, (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the business, properties, net worth or results of operations of the Company, the Subsidiaries or the Partnerships, whether or not arising in the ordinary course of business, (ii) trading in securities generally on the NYSE, the NYSE American, Nasdaq Global Select Market or the Nasdaq Global Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or state authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Securities at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Securities by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Underwriters’ Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwriters’ Securities and the aggregate principal amount of Underwriters’ Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Underwriters’ Securities by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the General Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Securities which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the General Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12. Information Furnished by the Underwriters. The statements set forth in the eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 1(b), 1(c) and 8 hereof.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

17. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Very truly yours, PUBLIC STORAGE

By:	/s/ John Reyes
	Name:	John Reyes
	Title:	Senior Vice President and Chief Financial Officer

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

WELLS FARGO SECURITIES. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Shawn Cepeda
	Name:	Shawn Cepeda
	Title:	Managing Director

By:	WELLS FARGO SECURITIES. LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Managers:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Wells Fargo Securities, LLC
Indenture:	Indenture to be dated as of September 18, 2017, between the Company and the Trustee, as supplemented by the first supplemental indenture to be dated as September 18, 2017, between the Company and the Trustee

Trustee:	Wells Fargo Bank, National Association

Securities to be purchased:	2.370% Senior Notes Due 2022 (the “2022 Notes”) 3.094% Senior Notes Due 2027 (the “2027 Notes”)

Aggregate Principal Amount:	$500,000,000 of 2022 Notes $500,000,000 of 2027 Notes

Purchase Price:

99.4000% of the principal amount of the 2022 Notes, plus accrued interest, if any, from September 18, 2017

99.350% of the principal amount of the 2027 Notes, plus accrued interest, if any, from September 18, 2017

Maturity:	2022 Notes: September 15, 2022 2027 Notes: September 15, 2027

Interest Rate:	2022 Notes: 2.370% per annum, accruing from September 18, 2017 2027 Notes: 3.094% per annum, accruing from September 18, 2017

Interest Payment Dates:	March 15 and September 15, commencing March 15, 2018

Closing Date and Time:	September 18, 2017 (T+3) 10:00 a.m. New York City time

I-1

Closing Location:	Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071

Address for Notices to Underwriters:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza, NY1–050-12-01

New York, NY 10020

Attention: High Grade Transaction Management/Legal

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Registration Department

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Attention: Fixed Income Syndicate

Address for Notices to the Company:	Public Storage 701 Western Avenue, 2nd Floor Glendale, California 91201-2397 Attention: Legal Department

I-2

SCHEDULE II

Underwriter	Principal Amount of 2.370% Senior Notes Due 2022 To Be Purchased	Principal Amount of 3.094% Senior Notes Due 2027 To Be Purchased
Morgan Stanley & Co. LLC	$120,000,000	$120,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$120,000,000	$120,000,000
Wells Fargo Securities, LLC	$120,000,000	$120,000,000
Citigroup Global Markets Inc.	$60,000,000	$60,000,000
Goldman Sachs & Co. LLC	$40,000,000	$40,000,000
UBS Securities LLC	$40,000,000	$40,000,000

Total	$500,000,000	$500,000,000

II-1

SCHEDULE III

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-211758

September 13, 2017

PUBLIC STORAGE

$500,000,000 2.370% Senior Notes due 2022

$500,000,000 3.094% Senior Notes due 2027

Final Term Sheet

Issuer:	Public Storage (PSA)

Security:	2.370% Senior Notes due 2022 (the “2022 Notes”)
3.094% Senior Notes due 2027 (the “2027 Notes”)

Trade Date:	September 13, 2017

Settlement Date:	September 18, 2017 (T+3)

Aggregate Principal Amount:	2022 Notes: $500,000,000
2027 Notes: $500,000,000

Maturity Date:	2022 Notes: September 15, 2022
2027 Notes: September 15, 2027

Coupon:	2022 Notes: 2.370%
2027 Notes: 3.094%

Benchmark Treasury:	2022 Notes: 1.625% due August 31, 2022
2027 Notes: 2.250% due August 15, 2027

Benchmark Treasury Price and Yield:	2022 Notes: 99-10; 1.770%
2027 Notes: 100-16; 2.194%

Spread to Benchmark Treasury:	2022 Notes: T + 60 basis points
2027 Notes: T + 90 basis points

Yield to Maturity:	2022 Notes: 2.370%
2027 Notes: 3.094%

Price to Public:	2022 Notes: 100% of principal amount
2027 Notes: 100% of principal amount

Interest Payment Dates:	March 15 and September 15, commencing March 15, 2018

Record Dates:	March 1 and September 1

III-1

Redemption Provision:	2022 Notes: Make-whole call prior to August 15, 2022 (one month prior to the maturity date of the 2022 Notes) based on U.S. Treasury +10 basis points or at par on or after August 15, 2022

2027 Notes: Make-whole call prior to June 15, 2027 (three months prior to the maturity date of the 2027 Notes) based on U.S. Treasury +15 basis points or at par on or after June 15, 2027

Joint Book-Running Managers:	Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
UBS Securities LLC

CUSIP Number:	2022 Notes: 74460D AB5
2027 Notes: 74460D AC3

ISIN Number:	2022 Notes: US74460DAB55
2027 Notes: US74460DAC39

The Issuer has filed a registration statement (including a prospectus with the SEC) and prospectus supplement for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or prospectus supplement if you request it by calling Morgan Stanley & Co. LLC toll-free 1-866-718-1649, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free 1-800-294-1322 or Wells Fargo Securities, LLC toll-free 1-800-645-3751.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

III-2

ANNEX A

Subsidiaries

Part I

North America (CA or DE jurisdictions):
Shurgard Storage Centers, LLC
PS Northern California One, Inc.
PS Southern California One, Inc.
PS Florida One, Inc.
PS Illinois Trust
SSC Evergreen LLC

Part II

North America (non-CA or DE jurisdictions):
PS LPT Properties Investors
SEI Arlington Acquisition Corporation

Europe:
Shurgard Self Storage Europe Limited (Guernsey)

A-1

ANNEX B

Partnerships

Storage Trust Properties, L.P.

PSA Institutional Partners, L.P.

B-1